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                                                                    EXHIBIT 21.1

                            CAMPBELL RESOURCES INC.

                            SIGNIFICANT SUBSIDIARIES
                               DECEMBER 31, 2000

     The following significant subsidiaries are consolidated in the financial statements submitted as a part of this report:

                                                                                 PERCENTAGE
                                                                                 OF VOTING
                                                              JURISDICTION OF    SECURITIES
                                                               INCORPORATION       OWNED
                                                              ---------------    ----------
Controlled by Campbell Resources Inc.:
  Meston Resources Inc. ....................................      Quebec            100%
  Sotula Gold Corp. ........................................      Canada            100%
Controlled by
  (i) Campbell Resources Inc. and (ii) Sotula Gold Corp. Oro
     de Sotula, S.A. de C.V. ...............................      Mexico            100%
Controlled by Meston Resources Inc.
  Minera Cerro Quema, S.A. .................................      Panama            100%